AMENDMENT NO. 7
TO
MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS
     This Amendment dated as of December 1, 2011, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Variable Insurance Funds (Invesco Variable Insurance Funds), and each of Invesco CanadaLtd. (previously known as Invesco Trimark Ltd.), Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).
W I T N E S S E T H:
     WHEREAS, the parties desire to amend the Contract to remove the following series portfolios: Invesco V.I. Basic Balanced Fund, Invesco V.I. Dynamics Fund, Invesco V.I. Financial Services Fund, Invesco V.I. Global Multi-Asset Fund, Invesco V.I. Large Cap Growth Fund, Invesco V.I. Global Dividend Growth Fund, Invesco V.I. Income Builder Fund, Invesco V.I. Select Dimensions Balanced Fund, Invesco V.I. Select Dimensions Dividend Growth Fund, Invesco Van Kampen V.I. Global Tactical Asset Allocation Fund, Invesco Van Kampen V.I. Government Fund, Invesco Van Kampen V.I. High Yield Fund, Invesco Van Kampen V.I. International Growth Equity Fund and Invesco Van Kampen V.I. Value Fund;
NOW, THEREFORE, the parties agree that;
1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:
“EXHIBIT A

Invesco V.I. Balanced-Risk Allocation Fund	Invesco V.I. High Yield Securities Fund
Invesco V.I. Basic Value Fund	Invesco V.I. S&P 500 Index Fund
Invesco V.I. Capital Appreciation Fund	Invesco V.I. Select Dimensions Equally- Weighted S&P 500 Fund
Invesco V.I. Capital Development Fund	Invesco Van Kampen V.I. Capital Growth Fund
Invesco V.I. Core Equity Fund	Invesco Van Kampen V.I. Comstock Fund
Invesco V.I. Diversified Income Fund	Invesco Van Kampen V.I. Equity and Income Fund
Invesco V.I. Global Health Care Fund	Invesco Van Kampen V.I. Global Value Equity Fund
Invesco V.I. Global Real Estate Fund	Invesco Van Kampen V.I. Growth and Income Fund
Invesco V.I. Government Securities Fund	Invesco Van Kampen V.I. Mid Cap Growth Fund
Invesco V.I. High Yield Fund	Invesco Van Kampen V.I. Mid Cap Value Fund”
Invesco V.I. International Growth Fund
Invesco V.I. Leisure Fund
Invesco V.I. Mid Cap Core Equity Fund
Invesco V.I. Money Market Fund
Invesco V.I. Small Cap Equity Fund
Invesco V.I. Technology Fund
Invesco V.I. Utilities Fund
Invesco V.I. Dividend Growth Fund
2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ John M. Zerr

Name:	John M. Zerr

Title:	Senior Vice President

INVESCO CANADA LTD.

Sub-Adviser

By:	/s/ Eric J. Adelson

Name:	Eric J. Adelson

Title:	Senior Vice President & Secretary

By:	/s/ Wayne Bolton

Name:	Wayne Bolton

Title:	Vice President, Compliance & Chief Compliance
Officer

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

Sub-Adviser

By:	/s/ J Langewand

Name:	/s/ J Langewand

Title:	/s/ Managing Director

By:	/s/ A Lebman

Name:	A Lebman

Title:

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ A J Proudfoot

Name:	A J Proudfoot

Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:	/s/ Masakazu Hasegawa

Name:	Masakazu Hasegawa

Title:	Managing Director

INVESCO AUSTRALIA LIMITED

Sub-Adviser

By:	/s/ Nick Burrell

Name:	Nick Burrell

Title:	Company Secretary

Sub-Adviser

By:	/s/ Mark Yesberg

Name:	Mark Yesberg

Title:	Director

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Anna Tong

Name:	Anna Tong

Title:	Director

By:	/s/ Fanny Lee

Name:	Fanny Lee

Title:	Director

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Jeffrey H. Kupor

Name:	Jeffrey H. Kuport

Title:	Secretary & General Counsel